UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 13, 2006

THE HOME DEPOT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8207	95-3261426
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2455 Paces Ferry Road, N.W. Atlanta, Georgia 30339

(Address of Principal Executive Offices) (Zip Code)

(770) 433-8211

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events	2
Item 9.01 Financial Statements and Exhibits	2
SIGNATURE	3
EXHIBIT INDEX	4
EX-1.1 UNDERWRITING AGREEMENT DATED DECEMBER 13, 2006
EX-4.1 FORM OF FLOATING RATE SENIOR NOTE DUE 2009
EX-4.2 FORM OF 5.250% SENIOR NOTE DUE 2013
EX-4.3 FORM OF 5.875% SENIOR NOTE DUE 2036

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Item 8.01. Other Events.

On December 13, 2006, The Home Depot, Inc. (the “Company”) entered into an Underwriting Agreement with Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several Underwriters named therein, for the issuance and sale by the Company of $750,000,000 aggregate principal amount of the Company’s Floating Rate Senior Notes due December 16, 2009, $1,250,000,000 aggregate principal amount of the Company’s 5.250% Senior Notes due December 16, 2013 and $3,000,000,000 aggregate principal amount of the Company’s 5.875% Senior Notes due December 16, 2036. The Notes due 2009, the Notes due 2013 and the Notes due 2036 were registered under the Securities Act of 1933, as amended, pursuant to a shelf registration statement.

The Underwriting Agreement is attached hereto as Exhibit 1.1. The forms of the Notes due 2009, the Notes due 2013 and the Notes due 2036 are attached hereto as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
1.1	Underwriting Agreement dated December 13, 2006

4.1	Form of Floating Rate Senior Note due December 16, 2009

4.2	Form of 5.250% Senior Note due December 16, 2013

4.3	Form of 5.875% Senior Note due December 16, 2036

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOME DEPOT, INC.

By:	/s/ Carol B. Tomé
Name:	Carol B. Tomé
Title:	Executive Vice President and
Chief Financial Officer

Date: December 19, 2006

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EXHIBIT INDEX

Exhibit	Description
1.1	Underwriting Agreement dated December 13, 2006

4.1	Form of Floating Rate Senior Note due December 16, 2009

4.2	Form of 5.250% Senior Note due December 16, 2013

4.3	Form of 5.875% Senior Note due December 16, 2036

4